Exhibit 5.1

November 19, 2021

SharpLink Gaming Ltd.

333 Washington Ave. N, Suite 104,

Minneapolis, MN 55401

Ladies and Gentlemen:

We have acted as Israeli counsel for SharpLink Gaming Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of (the “Offering”) of (i) 1,413,075 ordinary shares of the Company, par value NIS 0.06 per share (the “Ordinary Shares”), and (ii) pre-funded warrants to purchase 1,253,592 Ordinary Shares at an exercise price of $0.01 per share (the “Pre-Funded Warrants”). Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Warrant Shares”.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the shelf registration statement on Form F-3 (File No. 333-237989) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”); (ii) a draft copy of the prospectus supplement dated November 19, 2021 (the “Prospectus Supplement”); (iii) a copy of the Securities Purchase Agreement, dated November 16, 2021 by and between the Company and the purchasers listed thereto; (iv) a copy of the form of the Pre-Funded Warrants; (v) resolutions of the board of directors of the Company, which relate to the Registration Statement and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Ordinary Shares when issued and sold in the Offering as described in the Prospectus Supplement will be validly issued, fully paid and non-assessable; and (ii) the Warrant Shares to be issued upon the exercise of the Pre-Funded Warrants, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Prospectus Supplement and the applicable warrants, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, our opinion is restricted to questions arising solely under Israeli Law and will be governed by Israeli courts and jurisdiction and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

We consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K dated November 19, 2021, which is incorporated by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement and elsewhere in the Registration Statement and Prospectus. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Ephraim Abramson & Co.

Ephraim Abramson & Co.